UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2024

DATASEA INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38767	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20th Floor, Tower B, Guorui Plaza 1 Ronghua South Road Technological Development Zone, Beijing, People’s Republic of China 100176
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 10-56145240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DTSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported in the Current Report on Form 8-K filed by Datasea Inc. (the “Company”) on May 24, 2024, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) on May 23, 2024 (the “Notice Date”), regarding its non-compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. The letter notified the Company that its stockholders’ equity of $1,181,331, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, did not meet the Nasdaq Capital Market’s minimum stockholders’ equity requirement of $2,500,000 for continued listing as per Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”). Nasdaq gave the Company 45 days from the Notice Date to submit a plan to regain compliance with the Stockholders’ Equity Requirement.

On July 5, 2024, the Company submitted a compliance plan to Nasdaq detailing its plan to regain compliance with the Stockholders’ Equity Requirement. Nasdaq granted the Company 180 days from the Notice Date to evidence compliance.

On November 14, 2024, the Company received written notification from Nasdaq that it had regained compliance with the Stockholders’ Equity Requirement based on the Company’s stockholders’ equity of $4,064,729, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. Accordingly, the Company is now in compliance with Nasdaq Listing Rule 5550(b)(1), and the matter is closed.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASEA INC.

November 20, 2024	By:	/s/ Zhixin Liu
		Name:	Zhixin Liu
		Title:	Chief Executive Officer